UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COCA-COLA CONSOLIDATED, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COCA-COLA CONSOLIDATED, INC.

4100 Coca-Cola Plaza

Charlotte, North Carolina 28211

(704) 557-4400

NOTICE OF CHANGE OF LOCATION FOR THE

2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2020

Dear Stockholder:	April 20, 2020

This notice of change of location (this “Notice”) provides updated information with respect to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Coca-Cola Consolidated, Inc. (the “Company”) to be held on May 12, 2020. On March 23, 2020, the Company commenced distribution to its stockholders of its Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”), filed with the Securities and Exchange Commission that same day. This Notice should be read in conjunction with the Proxy Statement.

On April 20, 2020, the Company issued a press release announcing that due to the public health impact of the COVID-19 pandemic and to prioritize the health and well-being of its stockholders, employees and other meeting participants, the Annual Meeting on Tuesday, May 12, 2020 at 9:00 a.m., Eastern Time, will be held in virtual format only. Notice is hereby given that the Annual Meeting will be held virtually.

Stockholders of record as of the close of business on March 16, 2020 are entitled to participate in and vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/COKE2020. Stockholders participating in the Annual Meeting will be able to vote their shares electronically and submit questions during the virtual event using the directions on the meeting website that day. None of the other agenda items presented in the Proxy Statement are affected by this Notice, and shares represented by proxy voting forms returned before the Annual Meeting will be voted with respect to all matters properly brought before the Annual Meeting as instructed on the forms. If you have already voted or submitted your proxy, no additional action is required.

To participate in the Annual Meeting, you will need the 16-digit control number found on your proxy card, voting instruction form or notice previously sent. The Company’s proxy card will not be updated to reflect the change from an in-person meeting to a virtual meeting. If you hold your shares in the name of a broker, bank, trustee or other nominee, you will need to contact your broker, bank, trustee or other nominee for assistance with your 16-digit control number.

The Company has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting, using online tools.

We encourage all of our stockholders to visit our pre-meeting forum at www.proxyvote.com, where you can access copies of the proxy materials and vote.

By order of the Board of Directors,

E. Beauregarde Fisher III

Executive Vice President, General Counsel and Secretary